Exhibit 21

MDC PARTNERS INC.

SUBSIDIARIES OF THE REGISTRANT

HOLDING COMPANIES Name	Jurisdiction of Incorporation/Formation
KBP Holdings LLC	Delaware
Maxxcom Inc.	Delaware
Maxxcom Global Media LLC	Delaware
Maxxcom (USA) Holdings Inc.	Delaware
Maxxcom (USA) Finance Company	Delaware
MDC Acquisition Inc.	Delaware
MDC Canada GP Inc.	Delaware
MDC Corporate (US) Inc.	Delaware
TC Acquisition Inc.	Delaware
Walker Brook Capital LLC	Delaware

OPERATING COMPANIES Name	Jurisdiction of Incorporation/Formation
6degrees Integrated Communications Corp.	Ontario
72andSunny Entertainment LLC	Delaware
72andSunny NL B.V.	The Netherlands
72andSunny Partners LLC	Delaware
939 GP Inc.	Ontario
Accent Marketing Services, L.L.C.	Delaware
Accumark Partners Inc.	Ontario
Active Events LLC	Delaware
Allison & Partners LLC	Delaware
Anomaly B.V.	The Netherlands
Anomaly Inc.	Ontario
Anomaly London LLP	United Kingdom
Anomaly Partners LLC	Delaware
Attention Partners LLC	Delaware
Boom Marketing Inc.	Ontario
Bruce Mau Design Inc.	Ontario
Bryan Mills Iradesso Corp.	Ontario
Capital C Partners LP	Ontario
Communifx Partners LLC	Delaware
Company C Communications LLC	Delaware
Concentric Partners LLC	Delaware
Clifford/Bratskeir Public Relations LLC	Delaware
Colle & McVoy LLC	Delaware
Crispin Porter & Bogusky Europe AB	Sweden
Crispin Porter & Bogusky Limited	United Kingdom
Crispin Porter & Bogusky LLC	Delaware
Doner Partners LLC	Delaware
Dotbox LLC	Delaware
Dotglu, LLC	Delaware

OPERATING COMPANIES Name	Jurisdiction of Incorporation/Formation
Expecting Productions, LLC	California
Hello Design, LLC	California
HL Group Partners LLC	Delaware
Hudson and Sunset Media LLC (f/k/a Shout Media LLC)	Delaware
Integrated Media Solutions Partners LLC	Delaware
kbs+p Atlanta LLC (f/k/a Fletcher Martin LLC)	Delaware
kbs+p Canada LP	Ontario
Kenna Communications LP	Ontario
Kirshenbaum Bond Senecal & Partners LLC	Delaware
Kirshenbaum Bond & Partners West, LLC	Delaware
Kwittken & Company Limited	United Kingdom
Kwittken PR LLC	Delaware
Laird + Partners New York LLC	Delaware
LBN Partners LLC	Delaware
MDC Innovation Partners LLC (d/b/a Spies & Assassins)	Delaware
MDC Travel Inc.	Delaware
Mono Advertising LLC	Delaware
Northstar Research Partners Inc.	Ontario
Northstar Research Partners (USA) LLC	Delaware
Redscout LLC	Delaware
Relevent Partners LLC	Delaware
RJ Palmer Partners LLC	Delaware
Skinny NYC LLC	Delaware
Sloane & Company LLC	Delaware
Source Marketing, LLC	New York
Sugar Daddy Development, LLC	Delaware
TargetCast LLC	Delaware
TargetCom, LLC	Delaware
The Arsenal LLC (f/k/a Team Holdings LLC)	Delaware
Trade X Partners LLC	Delaware
Trailer Productions, LLC	California
Union Advertising Canada LP	Ontario
Veritas Communications Inc.	Ontario
Varick Media Management LLC	Delaware
Vitro Partners LLC	Delaware
VitroRobertson LLC	Delaware
Yamamoto Moss Mackenzie Inc.	Delaware
Zyman Group, LLC	Delaware